Exhibit 4.1

DEBENTURE INDENTURE

Dated January 26, 2024 between
MOUNT LOGAN CAPITAL INC.
and
ODYSSEY TRUST COMPANY

Providing for the issue of Unsecured Debentures

Schedule “A” – Form of Debenture
Schedule “B” – Form of Redemption Notice

THIS INDENTURE made as of January 26, 2024.

BETWEEN:

MOUNT LOGAN CAPITAL INC., a corporation existing under the laws of Ontario (hereinafter called “the “Corporation”)

AND

ODYSSEY TRUST COMPANY, a trust company continued under the laws of Canada having an office in the City of Toronto in the Province of Ontario (hereinafter called the “Trustee”)

WITNESSETH THAT:

WHEREAS the Corporation wishes to create and issue the Debentures (as defined herein) in the manner and subject to the terms and conditions of this Indenture;
AND WHEREAS the Corporation is authorized to create and issue the Debentures as herein provided;

AND WHEREAS all necessary steps in relation to the Corporation have been or will be duly enacted, passed and/or confirmed and other proceedings have been or will be taken and conditions complied with to make the creation and issue of the Debentures, when certified by the Trustee and issued as contemplated herein, legal, valid and binding obligations on the Corporation in accordance with the laws relating to the Corporation.

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Corporation and the Trustee covenant and agree, for the benefit of each other and for the equal and rateable benefit of the holders, as follows:

ARTICLE 1
INTERPRETATION

1.1     Definitions

In this Indenture and in the Debentures, including the recitals, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)    “1933 Act” means the United States Securities Act of 1933 and the rules and regulations promulgated thereunder;

(b)    “90% Redemption Right Notice” has the meaning ascribed thereto in Section 2.4(h)(vii);

(c)    “90% Redemption Right” has the meaning ascribed thereto in Section 2.4(h)(vii);

(d)    “Acceptance Notice” has the meaning ascribed thereto in Section 2.4(h)(iii);

(e)    “Additional Debentures” means Debentures of any one or more series issued under this Indenture after the issuance of the Initial Debentures;

(f)    “Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies, blanket orders, rulings and instruments) in each of the applicable provinces and territories of Canada;

(g)    “Auditors of the Corporation” means an independent firm of chartered professional accountants duly appointed as auditors of the Corporation;

(h)    “Authenticated” means: (i) with respect to the issuance of a Debenture Certificate, one which has been duly signed by the Corporation and certified by the manual signature of an authorized officer of the Trustee; (ii) with respect to the issuance of an Uncertificated Debenture, one in respect of which the Trustee has completed all Internal Procedures such that the particulars of such Uncertificated Debenture as required by Section 2.6 are entered in the register of holders of Debentures, “Authenticate” and “Authentication” have the appropriate correlative meanings;

(i)    “Beneficial Owner” means any person who holds a beneficial interest in a Debenture that is represented by a Debenture Certificate or an Uncertificated Debenture that his held through DRS or registered in the name of CDS or its nominee, for the purposes of being held by or on behalf of CDS as custodian for Participants;

(j)    “Board of Directors” means the board of directors of the Corporation or any committee thereof;

(k)    “Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee and banking institutions in Toronto, Ontario are not generally open for business;

(l)    “CDS” or the “Depository” means CDS Clearing and Depository Services Inc. and its successors in interest;

(m)    “Change of Control” means any event as a result of or following which any Person, other than an Excluded Person, or group of Persons “acting jointly or in concert” within the meaning of Applicable Securities Legislation, other than a group that includes one or more Excluded Persons, beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares;
(n)    “Common Shares” means common shares in the capital of the Corporation;

(o)    “Compulsory Offer Event” means any of (i) a Change of Control; (ii) a Key Person Event; or (iii) a Services Agreement Termination Event;

(p)    “Compulsory Offer Event Consideration” has the meaning ascribed thereto in Section 2.4(h)(i);

(q)    “Compulsory Offer Event Purchase Date” has the meaning ascribed thereto in Section 2.4(h)(v);

(r)    “Corporation” means Mount Logan Capital Inc. and includes any successor to or of the Corporation which shall have complied with the provisions of Article 9;

(s)    “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;
(t)    “Debenture Certificate” means a certificate evidencing Debentures substantially in the form attached as Schedule “A” hereto;
(u)    “Debenture Liabilities” has the meaning ascribed thereto in Section 5.1;

(v)    “Debenture Offer” has the meaning ascribed thereto in Section 2.4(h)(i);

(w)    “Debenture Units” means the up to 20,000 debenture units of the Corporation, each Debenture Unit being comprised of one (1) Initial Debenture having a principal amount of US$1,000 and 50 Common Share purchase warrants of the Corporation issuable pursuant to the Warrant Indenture;

(x)    “Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

(y)    “Debentures” means the debentures, notes or other evidences of indebtedness of the Corporation issued and Authenticated hereunder, or deemed to be issued and Authenticated hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive, uncertificated or interim form;
(z)    “Defeased Debentures” has the meaning ascribed thereto in Section 8.6(b); (aa)    “DRS” means the direct registration system maintained by the Trustee;
(bb)    “DRS Advice” means the notification produced by the DRS evidencing ownership of the Debentures;
(cc)    “Event of Default” has the meaning ascribed thereto in Section 7.1;

(dd)    “Excluded Persons” means: (i) BC Partners Advisors, L.P. and any of its affiliates; and
(ii) any entity in which any of Ted Goldthorpe, Matthias Ederer or Henry Wang is actively involved in the day to day management and direction of;

(ee)    “Expiry Date” has the meaning ascribed thereto in Section 2.4(h)(ii);
(ff)    “Expiry Time” has the meaning ascribed hereto in Section 2.4(h)(ii);
(gg)    “Extraordinary Resolution” has the meaning ascribed thereto in Section 10.12;

(hh)    “Fully Registered Debentures” means Debentures registered as to both principal and interest;

(ii)     “generally accepted accounting principles” or “GAAP” means generally accepted accounting principles from time to time approved by the Chartered Professional Accountants of Canada (including as further described in Section 1.16) applicable to the Corporation;

(jj)     “Guarantees” means any guarantee, undertaking to assume, endorse, contingently agree to purchase, or to provide funds for the payment of, or otherwise become liable in respect of, any indebtedness, liability or obligation of any Person;

(kk)     “Initial Debentures” means the Debentures designated as “8.85% Unsecured Debentures” and described in Section 2.4;
(ll)     “Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

(mm)     “Interest Payment Date” means a date specified in a Debenture as the date on which interest on such Debenture shall become due and payable;

(nn)     “Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Debentureholders at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;
(oo)    “Issue Date” has the meaning ascribed thereto in Section 2.4(a);

(pp)     “Key Person Event” means the occurrence of Ted Goldthorpe ceasing to be actively involved in the day to day management and direction of the Corporation;
(qq) “Material Subsidiary” means any Subsidiary of the Corporation which has consolidated assets equal to or greater than 10.0% of the consolidated assets of the Corporation and its Subsidiaries;

(rr)     “Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for each series of Debentures issued pursuant to and in accordance with this Indenture;

(ss)    “Maturity Date” means the date specified for maturity of any Debentures;

(tt)    “NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids;

(uu)     “Offering” means the non-brokered private placement of up to 20,000 Debenture Units for gross proceeds of up to US$20,000,000;
(vv)     “Officers’ Certificate” means a certificate of the Corporation signed by any one authorized officer or director of the Corporation, in their capacity as an officer or director of the Corporation, and not in their personal capacity;

(ww) “Participant” means a Person recognized by CDS as a participant in the non-certificated inventory system administered by CDS;

(xx)    “Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(yy)     “Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof (and for the purposes of the definition of “Change of Control”, in addition to the foregoing, “Person” shall include any syndicate or group that would be deemed to be a “Person” under NI 62-104);

(zz)    “Privacy Laws” has the meaning ascribed thereto in Section 12.19;
(aaa)    “Redemption Date” has the meaning ascribed thereto in Section 4.3;
(bbb)    “Redemption Notice” has the meaning ascribed thereto in Section 4.3;
(ccc) “Redemption Price” means, in respect of a Debenture being redeemed in accordance with the terms of Article 4, the amount payable by the Corporation for such Debenture on the relevant Redemption Date in accordance with this Indenture;

(ddd)     “Regulation S” means Regulation S adopted by the SEC under the 1933 Act;
(eee)    “Repurchase Price” has the meaning ascribed thereto in Section 2.4(h)(i);
(fff)     “SEC” means the United States Securities and Exchange Commission;
(ggg)     “Senior Creditor” means a holder or holders of Senior Secured Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

(hhh) “Senior Secured Indebtedness” means the principal of, the premium (if any) and interest and other obligations on secured indebtedness, statutory liens (other than statutory liens where the party is defending same in good faith), secured bank or other institutional indebtedness, and secured project indebtedness, in each case owing by the Corporation, or renewals, extensions and refunding of such indebtedness, including, without limitation:
(a)    obligations of the Corporation under any swap, hedging or other similar contracts or arrangements; (b) all costs and expenses incurred by or on behalf of the holder of any Senior Secured Indebtedness in enforcing payment or collection of any such Senior Secured Indebtedness, including enforcing any security interest securing the same. “Senior Secured Indebtedness” shall not include any indebtedness that would otherwise be Senior Secured Indebtedness if it is expressly stated to be subordinate to or rank pari passu with the Debentures;
(iii) “Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Secured Indebtedness;

(jjj)    “Serial Meeting” has the meaning ascribed thereto in Section 10.2(b)(i);

(kkk) “Services Agreement” means the third amended and restated servicing agreement between the Corporation and BC Partners Advisors L.P. dated March 17, 2023 pursuant to which BC Partners Advisors, L.P provides certain administrative services to the Corporation, as the same may be amended, amended and restated, supplemented or modified from time to time;
(lll)     “Services Agreement Termination Event” means the termination of the Services Agreement, provided that it shall not be a Services Agreement Termination Event if, prior to or concurrently with the termination of the Services Agreement, the Corporation enters into an agreement on substantially similar terms as the Services Agreement with BC Partners Advisors, L.P. or any of its affiliates or with an entity in which Ted Goldthorpe is actively involved in the day to day management and direction of;

(mmm) “Subsidiary” has the meaning ascribed thereto in the Securities Act (Ontario);

(nnn) “Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, c.1 (5th Supp.), including the regulations promulgated thereunder;
(ooo)     “this Indenture”, “this Debenture Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(ppp)     “Trustee” means Odyssey Trust Company, or its successor or successors for the time being as trustee hereunder;
(qqq)     “Uncertificated Debenture” means any Debenture which is not issued as part of a Debenture Certificate, including DRS Advices;

(rrr)    “Unclaimed Funds Return Date” has the meaning ascribed thereto in Section 2.4(h)(xii);

(sss)    “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ttt)     “Warrant Indenture” means the warrant indenture dated January 26, 2024 between the Corporation and Odyssey Trust Company, as warrant agent; and

(uuu) “Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation.

1.2    Meaning of “Outstanding”

Every Debenture Authenticated and delivered by the Trustee shall be deemed to be outstanding until it is cancelled or redeemed or delivered to the Trustee for cancellation or redemption or monies for the payment thereof shall have been set aside under Section 8.2, provided that:
(a)    Debentures which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof;
(b)    when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and
(c)    for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation or a Subsidiary of the Corporation shall be disregarded except that:

(i)    for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii)    Debentures so owned which have been pledged in good faith other than to the Corporation or a Subsidiary of the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in its discretion free from the control of the Corporation or a Subsidiary of the Corporation.

1.3    Interpretation

In this Indenture:

(a)    words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)    all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)    all references to Sections refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)    words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)    reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time totime;

(f)    unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)    unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.4    Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5    Time of Essence

Time shall be of the essence of this Indenture.

1.6    Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States unless otherwise expressed.
1.7    Invalidity, etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.8    Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule “A”, be drawn up in the English language only.

1.9    Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Debentures shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

1.10    Severability

In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.11    Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debentures.

1.12    Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Senior Creditors (to the extent provided in Article 5 only), and (to the extent provided in Section 7.11) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13    Applicable Law and Attornment

This Indenture, any supplemental indenture and the Debentures shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. With respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Debenture, the Corporation, the Trustee and each holder irrevocably submit and attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

1.14    Currency of Payment

Unless otherwise indicated in a supplemental indenture with respect to any particular series of Debentures, all payments to be made under this Indenture or a supplemental indenture shall be made in United States dollars.

1.15    Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

1.16    Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with GAAP. For greater certainty, GAAP shall include any accounting standards, including International Financial Reporting Standards, that may from time to time be approved for general application by the Chartered Professional Accountants of Canada.

1.17    Calculations

The Corporation shall be responsible for making all calculations called for hereunder. The Corporation shall make such calculations in good faith exercising reasonable care, diligence and skill and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.18    Schedules

The following Schedules are incorporated into and form part of this Indenture:
Schedule “A” – Form of Debenture Schedule “B” – Form of Redemption Notice

In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2
THE DEBENTURES

2.1    Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2    Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series (other than Initial Debentures, which are provided for in Section 2.4):

(a)    the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)    any limit upon the aggregate principal amount of the Debentures of the series that may be Authenticated and delivered under this Indenture (except for Debentures Authenticated and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 0, 3.1, 3.2 and 3.5 and Article 4);
(c)    the date or dates on which the principal of the Debentures of the series is payable;

(d)    the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)    the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)    the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed;

(g)    the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)    if other than denominations of US$1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)    subject to the provisions of this Indenture, any trustee, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)    any other events of default or covenants with respect to the Debentures of the series;

(k)    whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)    the form and terms of the Debentures of the series;

(m)    if applicable, that the Debentures of the series shall be issuable in certificated or uncertificated form;

(n)    if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o)    any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Board of Directors, Officers’ Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Board of Directors, Officers’ Certificate or in an indenture supplemental hereto.

2.3    Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Board of Directors (or to the extent established pursuant to, rather than set forth in, a resolution of the Board of Directors, in an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors or officers of the Corporation executing such Debentures on behalf of the Corporation, as conclusively evidenced by their execution of such Debentures.

2.4    Form and Terms of Initial Debentures

(a)    The first series of Debentures (the “Initial Debentures”) authorized for issue immediately is limited to an aggregate principal amount of up to US$20,000,000 and shall be designated as “8.85% Unsecured Debentures”. However, additional Initial Debentures may be issued pursuant to the Indenture from time to time after the date hereof (each date of issue of an Initial Debenture being an “Issue Date”); provided that the maturity date thereof shall not be a date that is prior to January 26, 2032. The Debenture Trustee has been appointed as transfer agent and registrar of the Initial Debentures.

(b)    The Initial Debentures shall be dated as of the applicable Issue Date and shall mature on January 26, 2032 (the “Maturity Date” for the Initial Debentures).

(c)    The Initial Debentures shall bear interest from the date of the applicable Issue Date to, but excluding, the Maturity Date at the rate of 8.85% per annum based on a year of 365 days (or 366 days in the case of a leap year) and the actual number of days in the relevant interest period, accrued quarterly and compounded on an annual basis, and payable in cash on the Maturity Date. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

(d)    The Initial Debentures will be redeemable at the option of the Corporation in accordance with the terms of Article 4. Prior to the Maturity Date, the Initial Debentures may be redeemed, in whole or in part, from time to time at the Corporation’s option, but only to the extent permitted by (and subject to compliance with) the terms of any Senior Secured Indebtedness, on notice as provided for in Section 4.3 at a price equal to the principal amount of the Initial Debentures being redeemed (being the Redemption Price in respect of the Initial Debentures), plus a cash payment in respect of accrued and unpaid interest thereon (whether having been compounded or not) to, but excluding, the Redemption Date. The Redemption Notice for the Initial Debentures shall be substantially in the form of Schedule “B”. Any redemption or notice of redemption may, at the corporation’s option, be subject to conditions precedent, including, without limitation, the completion of a financing of equity or indebtedness.

(e)    The Initial Debentures will be direct unsecured obligations of the Corporation that will be (i) subordinated to all existing and future Senior Secured Indebtedness; (ii) pari passu in right of payment with each Debenture issued under the Indenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future unsubordinated and unsecured indebtedness of the Corporation including trade creditors; and (iii) senior in right of payment to indebtedness of the Corporation that by its terms is subordinated in right of payment to the Debentures.

(f)    The Initial Debentures shall be issued in denominations of US$1,000 and integral multiples of US$1,000 and the Trustee is hereby appointed as registrar and transfer agent for the Initial Debentures at its office in Toronto, Ontario. Each Initial Debenture issued as a Debenture Certificate and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any stock exchange or securities regulatory authority or to conform with general usage, all as may be determined by the director or officer of the Corporation executing such Initial Debenture in accordance with Section 2.7, as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture issued as a Debenture Certificate shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Board of Directors, or as specified in an Officers’ Certificate. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another,including non-certificated electronic form.

(g)    The Corporation will satisfy its Interest Obligation on the Initial Debentures on any Interest Payment Date (including, for greater certainty, upon maturity or redemption) by delivering the required funds to the Trustee.

(h)    Within 30 days following the occurrence of a Compulsory Offer Event, the Corporation shall be obligated to offer to purchase all Initial Debentures then outstanding. The terms and conditions of such obligation (in addition to complying with Applicable Securities Legislation) are set forth below:

(i)    Within 30 days following the occurrence of a Compulsory Offer Event, the Corporation shall deliver to the Trustee a notice in writing stating that there has been a Compulsory Offer Event and specifying the date on which such Compulsory Offer Event occurred and the circumstances or events giving rise to such Compulsory Offer Event together with a cash offer in writing (the “Debenture Offer”) to purchase all (or any portion actually tendered to such offer) of the Initial Debentures then outstanding from the holders thereof at a price of US$1,000 per Initial Debenture being repurchased (the “Repurchase Price”) plus a cash payment in respect of accrued and unpaid interest thereon (whether having been compounded or not) to but excluding the Compulsory Offer Event Purchase Date (as defined below) (the “Compulsory Offer Event Consideration”). The Trustee will promptly thereafter deliver, by prepaid courier or mail, the Debenture Offer to the holders of all Initial Debentures then outstanding, at their addresses appearing in the registers of holders of Initial Debentures maintained by the Trustee.

(ii)    The Debenture Offer shall specify the date (the “Expiry Date”) and time (the “Expiry Time”) on which the Debenture Offer shall expire which date and time shall not, unless otherwise required by Applicable Securities Legislation, be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which such Debenture Offer is made.
(iii)    The Debenture Offer shall specify that the Debenture Offer may be accepted by the holders of Initial Debentures by tendering the Initial Debentures so held by them to the Trustee at its office in Toronto, Ontario at or before the Expiry Time together with an acceptance notice (the “Acceptance Notice”) in form and substance acceptable to the Trustee.

(iv)    The Debenture Offer shall state that holders of Initial Debentures may accept the Debenture Offer in respect of all or a portion (in a minimum amount of US$1,000 principal amount and multiples thereof) of their Initial Debentures.

(v)    The Debenture Offer shall specify a date (the “Compulsory Offer Event Purchase Date”) no later than the third Business Day following the Expiry Date on which the Corporation shall take up and pay for all Initial Debentures duly tendered in acceptance of the Debenture Offer.

(vi)    The Corporation shall, on or before 11:00 a.m. (Toronto time), on the Business Day immediately prior to the Compulsory Offer Event Purchase Date pay to the Trustee by wire transfer or such other means as may be acceptable to the Trustee, an amount of money sufficient to pay the aggregate Compulsory Offer Event Consideration in respect of all Initial Debentures duly tendered to the Debenture Offer (less any tax required by law to be deducted). The Trustee, on behalf of the Corporation, will pay the Compulsory Offer Event Consideration to the holders of Initial Debentures in the respective amounts to which they are entitled in accordance with the Debenture Offer as aforesaid.

(vii)    If holders of 90% or more of the aggregate principal amount of Initial Debentures outstanding on the date the Corporation delivers the Debenture Offer to the Trustee (other than Initial Debentures held at such date by or on behalf of the Corporation, associates or affiliates of the Corporation or anyone acting jointly or in concert with the Corporation) accept the Debenture Offer, the Corporation shall have the right (the “90% Redemption Right”), upon written notice (the “90% Redemption Right Notice”) provided to the Trustee within ten Business Days following the Expiry Date, to redeem on the purchase date specified in the 90% Redemption Right Notice all the Initial Debentures remaining outstanding for the Compulsory Offer Event Consideration and on the other terms and conditions provided herein. Upon receipt of such notice by the Trustee, the Trustee shall promptly provide written notice to each holder of outstanding Initial Debentures (other than those that have accepted the Debenture Offer) that:

(A)    the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective as at the Compulsory Offer Event Purchase Date for the Compulsory Offer Event Consideration;

(B)    such holder must surrender its Initial Debentures to the Trustee on the same terms as those holders that accepted the Debenture Offer within ten days after the sending of such notice; and

(C)    the rights of such holder under the terms of the Initial Debentures and this Indenture shall cease to be effective as of the Compulsory Offer Event Purchase Date provided the Corporation has, on or before the date on which the Corporation delivers the 90% Redemption Notice to the Trustee, paid the aggregate Compulsory Offer Event Consideration to, or to the order of, the Trustee and thereafter such holder’s Initial Debentures shall not be considered to be outstanding and such holder shall not have any rights hereunder except to receive such Compulsory Offer Event Consideration to which such holder is entitled upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

(viii)    The Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the date on which the Corporation delivers the 90% Redemption Right Notice pay to the Trustee by wire transfer or such other means as may be acceptable to the Trustee an amount of money sufficient to pay the aggregate Compulsory Offer Event Consideration in respect of all Initial Debentures to be redeemed pursuant to the 90% Redemption Right (less any tax required by law to be deducted). The Trustee, on behalf of the Corporation, will pay the Compulsory Offer Event Consideration to the holders of Initial Debentures in the respective amounts to which they are entitled in accordance with the exercise of the 90% Redemption Right as aforesaid upon surrender and delivery of such holders’ Initial Debentures.

(ix)    The Initial Debentures in respect of which the Corporation has made payment to the Trustee in accordance with the terms of this Section 2.4(h) (or the portion thereof tendered in acceptance of the Debenture Offer) shall thereafter no longer be considered to be outstanding under this Indenture. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with the Debenture Offer and the exercise of the 90% Redemption Right, if applicable. All Initial Debentures in respect of which payment of the Compulsory Offer Event Consideration has been so made shall be cancelled by the Trustee.
(x)    In the event only a portion of the principal amount of an Initial Debenture is tendered by a holder thereof in acceptance of the Debenture Offer, the Corporation shall execute and deliver to the Trustee and the Trustee shall certify and deliver to the holder, without charge to such holder, a certificate (if applicable) or such other evidence of ownership representing the principal amount of the Initial Debenture not so tendered in acceptance of the Debenture Offer.

(xi)    Initial Debentures for which holders have accepted the Debenture Offer and Initial Debentures which the Corporation has elected to redeem in accordance with this Section 2.4(h) shall become due and payable at the Repurchase Price, together with a cash payment in respect of accrued and unpaid interest thereon (whether having been compounded or not) to but excluding the Compulsory Offer Event Purchase Date, on the Compulsory Offer Event Purchase Date, in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after the Compulsory Offer Event Purchase Date, if the money necessary to purchase or redeem the Initial Debentures shall have been deposited as provided in this Section 2.4(h) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

(xii)    In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.4(h) shall fail on or before the Compulsory Event Offer Purchase Date to so surrender such holder’s Initial Debenture or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Trustee may require, such monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, or both, upon surrender and delivery of such holder’s Initial Debenture. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of three years less a day from the Compulsory Offer Event Purchase Date (the “Unclaimed Funds Return Date”), then such monies together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation and the Trustee shall not be responsible to Debentureholders for any amounts owing to them. Notwithstanding the foregoing, the Trustee will pay to the Corporation any remaining funds deposited hereunder prior to the Business Day immediately preceding the Unclaimed Funds Return Date upon receipt from the Corporation or one of its Subsidiaries of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the Unclaimed Funds Return Date, the Corporation shall reimburse the Trustee for any amounts required to be paid by the Trustee to a holder of an Initial Debenture pursuant to the Debenture Offer after the date of such payment of the remaining funds to the Corporation but prior to the Unclaimed Funds Return Date.

(xiii)    Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid for under this Section 2.4(h) shall forthwith be delivered to the Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

(i) The Trustee shall be provided with the documents and instruments referred to in Sections 2.1(c), 2.1(d) and 2.1(e) with respect to the Initial Debentures prior to the issuance of the Initial Debentures.

2.5    Authentication and Delivery of Additional Debentures

The Corporation may from time to time request the Trustee to Authenticate and deliver Additional Debentures of any series by delivering to the Trustee the documents referred to below in this Section 2.5 whereupon the Trustee shall Authenticate such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation.

The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In Authenticating such Debentures, the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(b)    an Officers’ Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(c)    a Written Direction of the Corporation requesting Authentication and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i)    such Written Direction of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Additional Debentures of such series for Authentication and delivery;

(ii)    the Trustee shall Authenticate and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii)    the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv)    if provided for in such procedures, such Written Direction of the Corporation may authorize Authentication and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

(d)    an opinion of Counsel, in form and substance satisfactory to the Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture and by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(e)    an Officers’ Certificate (which Officers’ Certificate shall be in such form that satisfies all applicable laws) certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 12.5), have been complied with subject to the delivery of any documents or instruments specified in such Officers’

Certificate and that no Event of Default exists or will exist upon such Authentication and delivery.

2.6    Non-Certificated Deposit

(a)    Subject to the provisions hereof, at the Corporation’s option, Debentures may be issued and registered in the name of CDS or its nominee and:
(i)    the deposit of which may be confirmed electronically by the Trustee to a particular Participant through CDS; and
(ii)    shall be identified by a specific CUSIP/ISIN as requested by the Corporation from CDS to identify each specific series of Debentures and the Initial Debentures issued on a particular Issue Date.

(b)    If the Corporation issues Debentures in a non-certificated format, Beneficial Owners of such Debentures registered and deposited with CDS shall not receive Debenture Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture. Beneficial interests in Debentures registered and deposited with CDS will be represented only through the non-certificated inventory system administered by CDS. Transfers of Debentures registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS. Neither the Corporation nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS or its nominee, on account of the beneficial interests in Debentures registered and deposited with CDS. Nothing herein shall prevent the Beneficial Owners of Debentures registered and deposited with CDS from voting such Debentures using duly executed proxies or voting instruction forms.

(c)    All references herein to actions by, notices given or payments made to Debentures shall, where Debentures are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Debentureholders evidencing a specified percentage of the aggregate Debentures outstanding, such direction or consent may be given by Beneficial Owners acting through CDS and the Participants owning Debentures evidencing the requisite percentage of the Debentures. The rights of a Beneficial Owner whose Debentures are held through CDS shall be exercised only through CDS and the Participants and shall be limited to those established by law and agreements between such holders and CDS and the Participants upon instructions from the Participants. Each of the Trustee and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Debentures and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(d)    For so long as Debentures are held through CDS, if any notice or other communication is required to be given to Debentureholders, the Trustee will give such notices and communications to CDS.

(e)    If CDS resigns or is removed from its responsibility as Depository and the Trustee is unable or does not wish to locate a qualified successor, CDS shall provide the Trustee with instructions for registration of Debentures in the names and in the amounts specified by CDS and the Corporation shall issue and the Trustee shall Authenticate and deliver the aggregate number of Debentures then outstanding in the form of definitive Debentures Certificates representing such Debentures.

(f)    The rights of Beneficial Owners who hold securities entitlements in respect of the Debentures through the non-certificated inventory system administered by CDS shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and the Beneficial Owners who hold securities entitlements in respect of the Debentures through the non- certificated inventory system administered by CDS, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository.

(g)    Notwithstanding anything herein to the contrary, none of the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(i)    the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Debenture represented by an electronic position in the non-certificated inventory system administered by CDS (other than the Depository or its nominee);

(ii)    for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or

(iii)    any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

(h)    The Corporation may terminate the application of this Section 2.6 in its sole discretion in which case all Debentures shall be evidenced by Debenture Certificates registered in the name of a Person other than the Depository.

2.7    Execution of Debenture Certificates

All Debenture Certificates shall be signed (either manually, by facsimile signature, scanned or other electronic copy) by any one authorized director or officer of the Corporation holding office at the time of signing. A facsimile, scanned or other electronic signature upon a Debenture Certificate shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be.

Notwithstanding that any person whose signature, either manual or in facsimile, scan or other electronic form, appears on a Debenture Certificate as a director or officer may no longer hold such office at the date of the Debenture Certificate or at the date of the Authentication and delivery thereof, such Debenture Certificate shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.8    Authentication

(a)    No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been Authenticated by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such Authentication on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

(b)    The Authentication of the Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The Authentication of the Trustee on the Debentures or interim Debentures shall, however, be a representation and warranty by the Trustee that the Debentures or interim Debentures have been duly Authenticated by or on behalf of the Trustee pursuant to the provisions of this Indenture.

(c)    The Trustee shall Authenticate Uncertificated Debentures (whether upon original issuance, exchange, registration of transfer or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Debentures under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Debentures have been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Debentures with respect to which this Indenture requires the Trustee to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Debentures are binding on the Corporation.

2.9    Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Corporation may issue and the Trustee may Authenticate in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Trustee may Authenticate a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and Authenticated, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.
2.10    Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall Authenticate and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.
2.11    Concerning Interest

(a)    Except as may otherwise be provided in this Indenture or in any supplemental indenture or in a Written Direction of the Corporation in respect of a series of Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their Issue Date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their Issue Date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to and excluding the next Interest Payment Date.

(b)    Unless otherwise specifically provided in the terms of the Debentures of any series, interest shall be computed on the basis of a year of 365 days (or 366 days in the case of a leap year) and the actual number of days in the relevant interest period. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.
2.12    Debentures to Rank Pari Passu

The Debentures will be direct unsecured obligations of the Corporation. Each Debenture will rank pari passu with each other Debenture issued under this Indenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future unsubordinated and unsecured indebtedness of the Corporation (including trade creditors).

2.13    Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon (whether having been compounded or not) less any tax required by law to be deducted). The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture (whether having been compounded or not), upon surrender of the Debenture at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid and remitted to the appropriate governmental authority) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. For greater certainty, interest shall cease to accrue on the Debentures upon the Maturity Date, provided the Trustee has received, by the Maturity Date, from the Corporation all funds due and payable on the Debentures.
2.14    Payment of Interest

The following provisions shall apply to Debentures, except as otherwise provided in Section 2.4(c) or specified in a resolution of the Board of Directors, an Officers’ Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(a)    As interest becomes due on each Debenture (except, subject to certain exceptions set forth herein including in Section 2.4(c), on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture), the Corporation, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds one Business Day prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld and remitted to the appropriate governmental authority as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.
(b)    All payments of interest to the Depository on an Uncertificated Debenture shall be made by electronic funds transfer to the Depository or its nominee for subsequent payment to Beneficial Owners of the applicable Uncertificated Debenture, unless the Corporation, the Trustee and the Depository otherwise agree. None of the Corporation, the Trustee or any agent of the Trustee for any Debenture issued as an Uncertificated Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Uncertificated Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.15    Withholding Tax

(a)    The Corporation will be entitled to deduct and withhold any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) as are required to be deducted and withheld pursuant to applicable law imposed or levied by or on behalf of the Canadian government or of any Province or territory thereof or any authority or agency therein or thereof having power to tax, including pursuant to the Tax Act, from any payment to be made on or in connection with the Debentures and, provided that the Corporation forthwith remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Trustee and the relevant Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation's obligations under the

Debentures and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions or withholdings. The Corporation shall provide the Trustee and the relevant Debentureholder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such government, authority or agency promptly after receipt thereof. Upon determining that any such deduction and withholding may be required, the Corporation shall use commercially reasonable efforts to promptly notify the affected holders and give such holders a reasonable opportunity to provide forms or certifications to reduce or eliminate such deduction or withholding.
(b)    The Trustee shall have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Trustee shall at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes as required by the Tax Act or otherwise failing to comply with the Tax Act. This indemnification shall survive the resignation or removal of the Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

2.16    Legends on Debentures

(a)    Unless otherwise provided in the Debentures of any series or the supplemental indenture establishing such Debentures, Debentures will not be registered under any United States federal or state securities laws, and Debentures of any series issued and sold in the United States or to, or for the account of benefit of, U.S. persons will be issued and sold in reliance on exemptions from registration under 1933 Act, shall be "restricted securities" within the meaning assigned to that term in Rule 144(a)(3) under the 1933 Act, and may be issued in certificated form or under a separate restricted CUSIP number, and, until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, shall bear the following legend (the “US Legend”):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MOUNT LOGAN CAPITAL INC. (THE "CORPORATION"), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 THEREUNDER, IF AVAILABLE, OR (ii) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION OR EXCLUSION

FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) (OR IF REQUIRED BY THE CORPORATION OR ITS TRANSFER AGENT, CLAUSE (B)) ABOVE THE HOLDER FIRST FURNISHES TO THE CORPORATION AND THE TRUSTEE AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION AND THE TRUSTEE TO SUCH EFFECT.”
provided that if the Debentures are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, and provided that the Corporation was a "foreign issuer" within the meaning of Regulation S at the time of commencement of the Offering, such Debentures may be transferred to an unrestricted CUSIP or the U.S. Legend may be removed by providing a declaration to the Trustee in the form as the Corporation, and/or the Trustee may prescribe from time to time, together with any other evidence reasonably requested by the Corporation and/or Trustee, which evidence may include an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee, to the effect that the transfer is being made in compliance with Rule 904 of Regulation S; and provided further that, if any Debentures are being sold in accordance with Rule 144 under the 1933 Act, if available, the Debentures may be transferred into an unrestricted CUSIP or the U.S. Legend may be removed by delivery to the Trustee of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, and/or Trustee that the Debentures no longer required a restricted CUSIP or the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws. Provided that the Trustee obtains confirmation from the Corporation that such counsel is satisfactory to it, it shall be entitled to rely on such opinion of counsel without further inquiry.

(b)    The Trustee understands and acknowledges that, subject to the terms of the supplemental indenture establishing Debentures of any series, Debentures of each series will also bear the Canadian Private Placement Legend until such legend is no longer required under Applicable Securities Legislation. In addition, the Trustee acknowledges and understands that the Debentures have not been and will not be qualified for sale to the public under Applicable Securities Legislation, unless provided for in the Indenture or the supplemental indenture establishing any series of Debentures. The Trustee acknowledges and understands that the Debentures, and each Debenture issued in exchange therefor or in substitution thereof, will (subject to the applicable supplemental indenture establishing such series of Debentures) bear a legend in substantially the following form (the “Canadian Private Placement Legend”) until the legend is no longer required under Applicable Securities Legislation:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE APPLICABLE ISSUE DATE]”

(c)    Each Uncertificated Debenture registered in the name of the Depository shall bear a legend in substantially the following form, subject to such modification as required by the applicable Depository (the “Uncertificated Debenture Legend”):

“THIS DEBENTURE IS AN UNCERTIFICATED DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE AN UNCERTIFICATED DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO MOUNT LOGAN CAPITAL INC. (THE “CORPORATION”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THIS DEBENTURE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(d)    Prior to the issuance of Debentures of any series, the Corporation shall notify the Trustee, in writing, concerning which Debentures are to be certificated and are to bear the legend or legends described in this Section 2.16.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1    Fully Registered Debentures

(a)    With respect to each series of Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Toronto, Ontario and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered

Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(b)    No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustee and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar.
(c)    Fully Registered Debentures have not been and will not be registered under the 1933 Act and may only be transferred pursuant to an exemption or exclusion from the registration requirements of the 1933 Act and applicable state securities laws.

3.2    Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. Upon surrender for registration of transfer of Debentures, the Corporation shall issue and thereupon the Trustee shall Authenticate and deliver a new Debenture Certificate or confirm the electronic delivery or deposit of Uncertificated Debentures of like tenor in the name of the designated transferee and register such transfer in accordance with Section 3.1. If less than all the Debentures evidenced by the Debenture Certificate(s) or Uncertificated Debentures so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Debenture Certificate or electronically delivered or deposited Uncertificated Debentures registered in his name evidencing the Debentures not transferred.

3.3    No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.4    Registers Open for Inspection

The registers referred to in Section 3.1 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee, in writing, furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Trustee shall be entitled to charge a reasonable fee to provide such a list.
3.5    Exchanges of Debenture Certificates

(a)    Subject to Section 3.2, and Section 3.6, Debentures in any authorized form or denomination, other than Uncertificated Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)    In respect of exchanges of Debentures permitted by Section 3.5(a), Debentures of any series may be exchanged only at the principal office of the Trustee in the city of Toronto, Ontario or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall Authenticate all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.
(c)    Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.6    Closing of Registers

(a)    Neither the Corporation nor the Trustee nor any registrar shall be required to:

(i)    make transfers or exchanges of Fully Registered Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)    make transfers or exchanges of any Debentures on the day of any selection by the Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii)    make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)    Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than those kept at the principal office of the Trustee in Toronto, Ontario, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.7    Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)    for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;
(b)    for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

(c)    for any exchange of a Debenture as contemplated in Section3.5; or

(d)    for any exchange of any Debenture resulting from a partial redemption under Section 4.2; or

(e)    for any exchange of Debenture resulting from partial purchase under Section 2.4(h).

3.8    Ownership of Debentures

(a)    Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.
(b)    The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(c)    Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(d)    In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.
ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES

4.1    Applicability of Article

Subject to regulatory approval, Section 2.4(d), Article 5 and the provisions relating to any particular series of Debentures, the Corporation shall have the right at its option, but only to the extent permitted by (and subject to compliance with) the terms of any Senior Secured Indebtedness, to redeem, either in whole at any time or in part from time to time before maturity, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the Authentication and delivery thereof.

4.2    Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures to be so redeemed shall be selected by the Trustee on a pro rata basis to the nearest multiple of US$1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Trustee deems equitable, subject to the approval of any stock exchange on which the Debentures are then listed as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is US$1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of an amount equal to the Redemption Price plus a cash payment in respect of accrued and unpaid interest thereon (whether having been compounded or not) to but excluding the Redemption Date, the Corporation shall execute and the Trustee shall Authenticate and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to an Uncertificated Debenture registered in the name of the Depository, registration and surrender of interests in the Debentures will be made only through the Depository’s non- certificated system. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this

Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3    Notice of Redemption

If the Corporation wishes to redeem any of the Debentures, a notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 11.2. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price, the amount of accrued and unpaid interest payable on the Debentures (whether having been compounded or not) called for redemption and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a)    the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)    in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected pro rata or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)    in the case of an Uncertificated Debenture that is registered in the name of the Depository, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Corporation; and

(d)    in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4    Debentures Due on Redemption Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable in an amount equal to the Redemption Price plus accrued and unpaid interest thereon (whether having been compounded or not), on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5    Deposit of Redemption Monies

Redemption of Debentures shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, together with such sum of monies in respect of accrued and unpaid interest thereon (whether having been compounded or not), provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque or wire transfer for such amounts required under this Section 4.5 post-dated to the Redemption Date or by providing the Trustee with such funds through electronic transfer of funds on the Business Day immediately prior to the Redemption Date. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption.

4.6    Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, upon surrender and delivery of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture together with a cash payment in respect of accrued and unpaid interest thereon (whether having been compounded or not). In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of three years less one day from the Redemption Date, then such monies, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation on its demand, and thereupon the Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money due from the Corporation, subject to any limitation period provided by the laws of Ontario. Notwithstanding the foregoing, the Trustee will pay any remaining funds prior to the expiry of three years less one day after the Redemption Date to the Corporation upon receipt from the Corporation, of an unconditional letter of credit from a Schedule 1 Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of three years less one day after the Redemption Date, the Corporation shall reimburse the Trustee for any amounts required to be paid by the Trustee to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Corporation but prior to three years less one day after the redemption.

4.7    Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.8 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.8    Purchase of Debentures by the Corporation

Subject to Applicable Securities Legislation and unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price. All Debentures so purchased will be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis or in such other manner as consented to by any stock exchange on which the Debentures are then listed which the Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture Certificate of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debenture Certificates for the unpurchased part so surrendered, and the Trustee shall Authenticate and deliver such new Debenture Certificate(s) upon receipt of the Debenture so surrendered or, with respect to Uncertificated Debentures, the Depository shall electronically deposit the unpurchased part so surrendered or the Trustee shall Authenticate and electronically deliver a DRS Advice representing the unpurchased part so surrendered

ARTICLE 5
SUBORDINATION OF DEBENTURES

5.1    Applicability of Article

The indebtedness, liabilities and obligations of the Corporation hereunder (except as provided in Section 12.15) and under the Debentures, whether on account of principal, premium, if any, interest or otherwise (collectively, the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article 5, to the prior full and final payment of all Senior Secured Indebtedness, and each holder of any such Debenture by its acceptance thereof, whether directly or on the holder’s behalf, agrees to and shall be bound by the provisions of this Article 5.

5.2    Order of Payment

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, dissolution, winding-up, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation or otherwise:

(a)    all Senior Secured Indebtedness shall first be paid in full, or provision made for such payment, in cash before any payment is made on account of Debenture Liabilities;

(b)    any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled except for the provisions of this Article 5 shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the Senior Creditors, to the extent necessary to pay all Senior Secured Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the Senior Creditors; and

(c)    the Senior Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Corporation’s assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Trustee or any requirement to account to the Trustee or the Debentureholders.
The rights and priority of the Senior Secured Indebtedness and the subordination pursuant hereto shall not be affected by:

(i)    the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(ii)    the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iii)    the taking of any collection, enforcement or realization proceedings pursuant to the Senior Secured Indebtedness, including pursuant to any Senior Security;

(iv)    the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Corporation;

(v)    the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;
(vi)    whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(vii)    the date of giving or failing to give notice to or making demand upon the Corporation;

(viii)    any amendment, modification, increase, extension, renewal or replacement of any Senior Secured Indebtedness or Senior Security; or

(ix)    any other matter whatsoever.

5.3    Subrogation to Rights of Senior Creditors

Subject to the prior payment in full of all Senior Secured Indebtedness, the holders of the Debentures shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the Senior Creditors, shall, as between the Corporation, its creditors other than the Senior Creditors, and the holders of Debentures, be deemed to be a payment by the Corporation to the Senior Creditors or on account of the Senior Secured Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the Senior Creditors, on the other hand.

The Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to any Senior Security or in any other manner to require the marshalling or other orderly disposition of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

5.4    Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the Senior Creditors, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the Senior Creditors, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the Senior Creditors.

5.5    No Payment if Senior Secured Indebtedness in Default

Upon the maturity of any Senior Secured Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Senior Secured Indebtedness, then all such Senior Secured Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities.

In case of a circumstance constituting a default, event of default or borrowing base shortfall with respect to any Senior Secured Indebtedness permitting (whether at that time or upon notice, lapse of time, or satisfaction of any other condition precedent) a Senior Creditor to demand payment or accelerate the maturity thereof where the notice of such default, event of default or borrowing base shortfall has been given by or on behalf of the Senior Creditors to the Corporation or the Corporation otherwise has knowledge thereof, unless and until such default, event of default or borrowing base shortfall shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation with respect to the Debenture Liabilities and neither the Trustee nor the holders of Debentures shall be entitled to demand, accelerate, institute proceedings for the collection of (which shall, for certainty include, without limitation, proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default, event of default or borrowing base shortfall (except as provided in Section 5.8), and unless and until such default, event of default or borrowing base shortfall shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Secured Indebtedness shall have become due and payable, shall be paid over to the Senior Creditors until all such Senior Secured Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the Senior Creditors; provided, however, that, subject to the priorities and rights of the Senior Creditors under this Article 5, the foregoing shall in no way prohibit, restrict or prevent the Trustee from taking such actions as may be necessary to preserve claims of the Trustee and/or the holders of the Debentures under this Indenture in any bankruptcy, reorganization or insolvency proceeding (including, without limitation, the filing of proofs of claim in any such bankruptcy, reorganization or insolvency proceedings by or against the Corporation or its Subsidiaries and exercising its rights to vote as an unsecured creditor under any such bankruptcy, reorganization or insolvency proceedings commenced by or against the Corporation or its Subsidiaries).

The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.6    Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Section 5.2 or 5.5, any payment of principal of or premium, if any, or interest on the Debentures as the same may become due. The fact that any such payment is prohibited by Section 5.2 or 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent, except as prohibited by Sections 5.2 and 5.5, the application by the Trustee of any monies deposited with the Trustee hereunder for such purpose, to the payment of or on account of the Debenture Liabilities.

5.7    Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Trustee his attorney-in-fact for any and all such purposes. Upon request of the Corporation, and upon being furnished an Officers’ Certificate stating that one or more named Persons are Senior Creditors and specifying the amount and nature of the Senior Secured Indebtedness of such Senior Creditor, the Trustee shall enter into a written agreement or agreements with the Corporation and the Person or Persons named in such Officers’ Certificate providing that such Person or Persons are entitled to all the rights and benefits of this Article 5 as a Senior Creditor and for such other matters, as the Senior Creditor may reasonably request, including, without limitation, those items set out in Section 5.16. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Secured Indebtedness, however, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

5.8    Knowledge of Trustee

Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Trustee will not be charged with knowledge of any default in the payment of any Senior Secured Indebtedness, or of the existence of any default or Event of Default or any other fact that would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, any Debentureholder or any Senior Creditor. The Trustee will notify holders of Debentures of such notice as soon as reasonably practicable after receipt thereof.
5.9    Trustee May Hold Senior Secured Indebtedness

The Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Secured Indebtedness at the time held by it, to the same extent as any other holder of Senior Secured Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

5.10    Rights of Senior Creditors Not Impaired

No right of any present or future Senior Creditor to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non- compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such Senior Creditor may have or be otherwise charged with.

5.11    Altering the Senior Secured Indebtedness

The Senior Creditors have the right to extend, renew, revise, restate, modify or amend the terms of the Senior Secured Indebtedness (including, without limitation, increasing the principal amount of the Senior Secured Indebtedness) or any Senior Security and to release, sell or exchange such security and otherwise to deal freely with the Corporation and its Subsidiaries, all without notice to or consent of the Debentureholders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders.

5.12    Additional Indebtedness

This Indenture does not restrict the Corporation or any Subsidiary of the Corporation from incurring additional indebtedness for borrowed money or other obligations or liabilities (including, without limitation, Senior Secured Indebtedness) or mortgaging, pledging or charging its properties to secure any indebtedness or obligations or liabilities.

5.13    Invalidated Payments

In the event that any of the Senior Secured Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Secured Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article shall again be operative until all Senior Secured Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

5.14    Contesting Security

The Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Secured Indebtedness, the Senior Security, or the relative priority of the Senior Security.

5.15    Obligations Created by Article 5

The Corporation, and each holder by its acceptance of a Debenture, whether directly or on the holder’s behalf, likewise agrees, that:

(a)    the provisions of this Article 5 are an inducement and consideration to each Senior Creditor to give or continue credit to the Corporation, the Corporation’s Subsidiaries or others or to acquire Senior Secured Indebtedness; and

(b)    each Senior Creditor may accept the benefit of this Article 5 on the terms and conditions set forth in this Article 5 by giving or continuing credit to the Corporation, the Corporation’s Subsidiaries or others or by having outstanding or acquiring Senior Secured Indebtedness, in each case without notice to the Trustee and without establishing actual reliance on this Article 5.

5.16    Amendment to Indenture

Each of the Corporation and the Trustee (relying on the opinion of Counsel) agrees, and each holder of a Debenture, by its acceptance thereof, whether directly or on the holder’s behalf, likewise agrees, not to make any changes to this Indenture or the Debentures which prejudice the rights of the Senior Creditors under this Article 5, and without limiting the generality of the foregoing, not to amend, terminate or otherwise alter: (i) any of the provisions of this Article 5 nor any of the defined terms used therein; (ii) provisions to reduce the maturity date of the Debentures; (iii) provisions to increase the interest rate or change the interest payment dates of the Debentures; or (iv) the provisions that would result in an earlier date for any scheduled or mandatory payment, redemption or repurchase of principal under the Initial Debentures or create any new scheduled or mandatory payment, redemption or repurchase of principal under the Initial Debentures.

ARTICLE 6

COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

6.1    To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

6.2    To Pay Trustee’s Remuneration

The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Debentures or interest or premium thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

6.3    To Give Notice of Default

The Corporation shall notify the Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

6.4    Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights; provided that the foregoing covenant shall not prevent or restrict the Corporation from completing a transaction to which Article 9 would apply if carried out in accordance with Article 9.

6.5    Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

6.6    Annual Certificate of Compliance

The Corporation shall deliver to the Trustee, within 120 days after the end of each calendar year, (and at any reasonable time upon demand by the Trustee) an Officers’ Certificate as to the knowledge of such officers of the Corporation who execute the Officers’ Certificate of the Corporation’s compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

6.7    Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 6.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

6.8    SEC Notice

The Corporation represents and warrants that it is not required to file reports with the USEC pursuant to Section 13.2(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended, and covenants that, in the event that it shall incur such a reporting obligation, the Corporation shall promptly deliver to the Trustee an Officer’s Certificate to such effect and containing such other information as the Trustee may reasonably require. The Corporation acknowledges that the Trustee is relying upon the foregoing representations and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

ARTICLE 7
DEFAULT

7.1    Events of Default

Each of the following events constitutes, and is herein referred to as, an “Event of Default”:

(a)    failure for 30 days to pay interest on the Debentures when due;

(b)    failure to pay principal or premium, if any, when due on the Debentures whether at maturity or upon redemption, by declaration or otherwise;
(c)    default in the observance or performance of any covenant or condition of the Indenture by the Corporation and the failure to cure (or obtain a waiver for) such default for a period of 30 days after notice in writing has been given by the Trustee or from holders of not less than 25% in aggregate principal amount of the Debentures to the Corporation specifying such default and requiring the Corporation to rectify such default or obtain a waiver for same;

(d)    if a decree or order of a Court having jurisdiction is entered adjudging the Corporation or any Material Subsidiary a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation or any Material Subsidiary, or appointing a receiver of, or of any substantial part of, the property of the Corporation or any Material Subsidiary or ordering the winding- up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;
(e)    if the Corporation or any Material Subsidiary institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or any Material Subsidiary or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(f)    if a resolution is passed for the winding-up or liquidation of the Corporation or any Material Subsidiary except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 9.1 are duly observed and performed;

(g)    if, after the date of this Indenture, any proceedings with respect to the Corporation or any Material Subsidiary are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation or any Material Subsidiary generally, under the applicable legislation of any jurisdiction; or

(h)    if an Event of Default occurs or exists under any indenture, agreement or other instrument evidencing or governing indebtedness for borrowed money of the Corporation or any Material Subsidiary and as a result of such event of default (i) indebtedness for borrowed money thereunder in excess of US$5,000,000 (or the equivalent amount in any other currency) has become due and payable before the date it would otherwise have been due and payable and (ii) the holders of such indebtedness are entitled to commence, and have commenced, the enforcement of security they hold for such indebtedness (if any) or the exercise of any other creditors’ remedies to collect such indebtedness;

then: (x) in each and every such event listed above, the Trustee may, in its discretion, but subject to the provisions of this section, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding (or if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures of such series then outstanding), subject to the provisions of Section 7.3, by notice in writing to the Corporation declare the principal of and interest and premium, if any, on all Debentures then outstanding (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable (or, if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then the Trustee may declare due and payable the principal and interest and premium, if any, only with respect to such Debentures in respect of which there is an Event of Default) to the Trustee, and (y) on the occurrence of an Event of Default under Section 7.1(d), 7.1(e), 7.1(f), 7.1(g) (if such proceedings are initiated by the Corporation or any Material Subsidiary)

or 7.1(h), the principal of and interest and premium, if any, on all Debentures then outstanding hereunder and all other monies outstanding hereunder, shall automatically without any declaration or other act on the part of the Trustee or any Debentureholder become immediately due and payable to the Trustee and, in either case, upon such amounts becoming due and payable in either (x) or (y) above, the Corporation shall forthwith pay to the Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest (whether having been compounded or not) and premium, if any, and interest on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest, premium and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 7.6.

For greater certainty, for the purposes of this Section 7.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 7.1 refer to Debentures of that particular series.

For purposes of this Article 7, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 7.1, then this Article 7 shall apply mutatis mutandis to the Debentures of such series and references in this Article 7 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.
7.2    Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 11.2, provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 15 days after the Trustee becomes aware the Event of Default has beencured.

7.3    Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)    the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 7.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)    the Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

7.4    Enforcement by the Trustee

Subject to the provisions of Section 7.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 7.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and empowered, either in its own name or as Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 7.3, nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

7.5    No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, premium (if any) or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request, receipt off sufficient funds, security and offer of indemnity and such notification, request, receipt off sufficient funds, security and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

7.6    Application of Monies by Trustee

(a)    Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 7, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(i)    first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)    second, but subject as hereinafter in this Section 7.6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest (whether having been compounded or not) and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest (whether having been compounded or not) and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)    third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)    The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 7.6(a)(i), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 12.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

7.7    Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 11.2 by the Trustee to the Debentureholders of any payment to be made under this Article 7. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

7.8    Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures in respect of which anypayment of principal, interest or premium required by this Article 7 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

7.9    Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

7.10    Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

7.11    Immunity of Directors, Officers and Others

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or holder of Common Shares of the Corporation or of any successor for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.
ARTICLE 8
SATISFACTION AND DISCHARGE

8.1    Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures Certificates cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

8.2    Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)    the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)    in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)    if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the monies in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 8.3.

8.3    Repayment of Unclaimed Monies

Subject to applicable law, any monies set aside under Section 8.2 and not claimed by and paid to holders of Debentures as provided in Section 8.2 within three years less one day after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies, and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Corporation subject to any limitation provided by the laws of the Province of Ontario. Notwithstanding the foregoing, the Trustee will pay any remaining funds prior to the expiry of three years less one day after the setting aside described in Section 8.2 to the Corporation upon receipt from the Corporation, of an unconditional letter of credit from a Schedule 1 Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of three years less one day after such setting aside, the Corporation shall reimburse the Trustee for any amounts so set aside which are required to be paid by the Trustee to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to three years less one day after such setting aside.

8.4    Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any) on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof including the payment of all costs, charges and expenses properly incurred by the Trustee and all interest thereon.

8.5    Satisfaction

(a)    The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable:

(i)    the Corporation has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money sufficient to pay, satisfy and discharge the entire amount of principal of, premium, if any, and interest, if any, to maturity, or any repayment date or Redemption Dates, or otherwise as the case may be, of such Debentures;

(ii)    the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Debentures:

(A)    if the Debentures are issued in Canadian dollars, such amount in Canadian dollars; or

(B)    if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable;
as will be sufficient to pay and discharge the entire amount of principal of, premium, if any on, and accrued and unpaid interest to maturity or any repayment date (whether having been compounded or not), as the case may be, of all such Debentures; or

(iii)    all Debentures authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (B) Debentures for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 8.3) have been delivered to the Trustee for cancellation;

so long as in any such event:

(iv)    the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Debentures (together with all applicable expenses, interest thereon and the remuneration of the Trustee in connection with the payment of such Debentures); and

(v)    the Corporation has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Trustee referred to in this Section 8.5 shall be irrevocable, subject to Section 8.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Debentures being satisfied.

(b)    Upon the satisfaction of the conditions set forth in this Section 8.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4 and the provisions of Article 1 pertaining to Article 2 and Article 4) shall no longer be binding upon or applicable to the Corporation.

(c)    Any funds or obligations deposited with the Trustee pursuant to this Section 8.6 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)    If the Trustee is unable to apply any money or securities in accordance with this Section
8.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 8.5 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 8.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Trustee.

8.6    Continuance of Rights, Duties and Obligations

(a)    Where trust funds or trust property have been deposited pursuant to Section 8.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4 and the provisions of Article 1 pertaining to the foregoing provisions, as may be applicable.

(b)    In the event that, after the deposit of trust funds or trust property pursuant to Section 8.5 in respect of a series of Debentures (“Defeased Debentures”), the Corporation is required to make a Debenture Offer to purchase any outstanding Debentures pursuant to Subsection 2.4(h) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), in relation to Initial Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 8.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the aggregate consideration payable to such holders in respect of such offer. Upon receipt of a Written Direction from the Corporation, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 8.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

ARTICLE 9

SUCCESSORS

9.1    Corporation may Consolidate, etc., Only on Certain Terms

(a)    The Corporation may not, without the consent of the holders of the Debentures by Extraordinary Resolution hereunder, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly- owned Subsidiary of the Corporation) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly- owned Subsidiary of the Corporation) unless:

(i)    the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, byan indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Corporation under the Debentures and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Debentures required on the part of the Corporation to be performed or observed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

(ii)    after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)    if the Corporation or the continuing corporation resulting from the amalgamation or merger of the Corporation with another Person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article 9 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 9, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)    For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

9.2    Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 9.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to Section 9.1(a)(iii), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

ARTICLE 10
MEETINGS OF DEBENTUREHOLDERS

10.1    Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding and indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Trustee. Any meeting held pursuant to this Article 10 may be done through a virtual or electronic meeting platform, subject to the Trustee's capabilities at the time.

10.2    Notice of Meetings

(a)    At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 11.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)    If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 10.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 10.2(c) and (d), then:

(i)    a reference to such fact, indicating each series of Debentures in the opinion of the Trustee (relying on the advice of counsel) so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)    the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under

Section 10.15 unless in addition to compliance with the other provisions of this Article 10:

(A)    at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 10 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)    in the case of action taken or power exercised by instrument in writing under Section 10.15, such instrument is signed in one or more counterparts by the holders of not less than 50% in principal amount of the Debentures of such series then outstanding.

(c)    Subject to Section 10.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 10.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Trustee and the Corporation for all purposes hereof.

(d)    A proposal:

(i)    to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon;

(ii)    to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)    to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 10.2 or Sections 10.4, 10.12 and 10.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

10.3    Chair

Some person, who need not be a Debentureholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Trustee (in any other case) shall be chair of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chair.

10.4    Quorum

Subject to the provisions of Section 10.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 10.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

10.5    Power to Adjourn

The chair of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6    Show of Hands

Every question submitted to a meeting shall, subject to Section 0, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chair of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by the chair.

10.7    Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chair or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chair shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

10.8    Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each US$1,000 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than U.S. dollars, the principal amount thereof for these purposes shall be computed in U.S. dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest US$100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

10.9    Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)    the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)    the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)    the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

10.10    Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

10.11    Powers Exercisable by Extraordinary Resolution
In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of any stock exchange on which the Debentures are then listed:

(a)    power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)    power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or with the consent of the Trustee, the rights of the Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise provided that such sanctioned actions are not prejudicial to the Trustee;

(c)    power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)    power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 9.1 shall have been complied with;

(e)    power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)    power to waive, and direct the Trustee to waive, any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 7.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)    power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)    power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 0, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)    power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)    power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chair and may make regulations respecting its quorum, the calling of its meetings and the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)    power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

(l)    power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(m)    power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 10.11(k); and
(n)    power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 10.11(j).

Notwithstanding the foregoing provisions of this Section 10.11 none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 5 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors.

10.12    Meaning of “Extraordinary Resolution”

(a)    The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article 10 provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article 10 at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 50% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 50% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)    If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chair. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 11.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 50% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 50% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)    Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

10.13    Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

10.14    Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

10.15    Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article 10 provided may also be taken and exercised by the holders of 50% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 50% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

10.16    Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 10 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 10.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

10.17    Evidence of Rights of Debentureholders

(a)    Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.
(b)    The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

10.18    Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 10.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 10 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 11

NOTICES

11.1    Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at:

Mount Logan Capital Inc.
650 Madison Avenue, 23rd Floor New York, NY 10022
Attention:    Ted Goldthorpe Email:    *****@*****
with a copy (which shall not constitute notice) to:

Wildeboer Dellelce LLP 365 Bay Street, Suite 800 Toronto, Ontario M5H 2V1
Attention:    Sanjeev Patel Email:    *****@*****

Or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

11.2    Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing; provided that for any Debentures held through CDS or other Depository, if any notice or other communication is required to be given to Debentureholders, the Trustee or the Corporation may give such notices and communications to CDS or such other Depository by e-mail or facsimile (at such e-mail or facsimile number as is given by CDS or the Depository, as applicable, for such purpose from time to time) or in such other manner as is acceptable to CDS or the Depository, as applicable, and notice will be deemed to have been effective/given on the date of delivery. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the city of Toronto (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

11.3    Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Trustee at its principal office in the City of Toronto, at Trader’s Bank Building 702-67 Yonge Street, Toronto, Ontario M5E 1J8 or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof or if given by email, on the next Business Day following the date of transmission provided that its contents are transmitted and received.

11.4    Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 11.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 11.3.

ARTICLE 12

CONCERNING THE TRUSTEE

12.1    No Conflict of Interest

The Trustee represents to the Corporation that to the best of its knowledge at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 12.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 12.2.

12.2    Replacement of Trustee

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 12.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Judge of the Superior Court of Justice of Ontario, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 12.2 shall be a corporation authorized to carry on the business of a trust company in one or more of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, upon receipt by the Trustee of payment in full for any outstanding charges due to it, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.
In case at any time the name of the Trustee is changed and at such time any of the Debenture Certificates have been certified but not delivered, the Trustee may adopt the certification under its prior name and deliver Debenture Certificates so certified; and in case at that time any of the Debenture Certificates have not been certified, the Trustee may certify such Debenture Certificates either in its prior name or in its changed name; and in all such cases such Debenture Certificates will have the full force provided in the Debenture Certificates and in this Indenture.

12.3    Duties of Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

12.4    Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 12.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

The Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue or transfer of any Debentures provided such issue or transfer is effected in accordance with the terms of this Indenture. The Trustee shall be entitled to process all transfers and redemptions upon the presumption that such transfer and redemption is permissible pursuant to all applicable laws and regulatory requirements if such transfer and redemption is effected in accordance with the terms of this Indenture. The Trustee shall have no obligation, other than to confer with the Corporation and its Counsel, to ensure that legends appearing on the Debentures comply with regulatory requirements or securities laws of any applicable jurisdiction.

12.5    Evidence and Authority to Trustee, Opinions, etc.

The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the Authentication and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 12.5, or 12.5(b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)    a certificate made by any two officers or directors of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)    in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)    in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the Authentication and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, the person has made such examination or investigation as is necessary to enable such person to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

12.6    Officers’ Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

12.7    Experts, Advisers and Agents

The Trustee may:

(a)    employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and shall not be responsible for any misconduct on the part of any of them and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)    employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it, but it is not responsible for any misconduct, negligence, mistake or error of judgment on the part of any of them (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

12.8    Trustee May Deal in Debentures

Subject to Sections 12.1 and 12.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

12.9    Investment of Monies Held by Trustee

Unless otherwise provided in this Indenture, any monies held by the Trustee, which, under the trusts of this Indenture, may be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall so invest such monies at the Written Direction of the Corporation given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest, if any, then current on similar deposits.

Unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.

12.10    Trustee Not Ordinarily Bound

Except as provided in Section 7.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 12.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 12, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

12.11    Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

12.12    Trustee Not Bound to Act on Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

12.13    Conditions Precedent to Trustee’s Obligations to Act Hereunder

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

12.14    Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the province of Ontario but if, notwithstanding the provisions of this Section 12.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the province of Ontario, either become so authorized or resign in the manner and with the effect specified in Section 12.2.

12.15    Compensation and Indemnity

(a)    The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)    The Corporation hereby indemnifies and saves harmless the Trustee and its directors, officers and employees (the “Indemnified Parties”) from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Indemnified Parties or which it may suffer or incur, whether in law or in equity as a result of or arising, directly or indirectly, out of the performance of its duties and obligations hereunder save only in the event of the grossly negligent failure to act, or the wilful misconduct or bad faith of the Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall co-operate in the defence. The Trustee may have separate Counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

(c)    The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith or breach of the Trustee’s duties hereunder.

(d)    Notwithstanding the foregoing or any other provision of this Indenture, other than in respect of fraud, bad faith, gross negligence and wilful misconduct, any liability of the Trustee shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Trustee under this Indenture in the twelve months immediately prior to the Trustee receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Trustee shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

12.16    Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

12.17    Third Party Interests

The Corporation (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

12.18    Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non- compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Corporation provided that: (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

12.19    Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved or as permitted by Privacy Laws; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

12.20    Force Majeure

Except for the payment obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of force majeure such as act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 0.

ARTICLE 13

SUPPLEMENTAL INDENTURES

13.1    Supplemental Indentures

From time to time the Trustee and, when authorized by a resolution of the directors of Corporation, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes, in each case subject to the approval of any stock exchange on which the Debentures are then listed:

(a)    providing for the issuance of Additional Debentures under this Indenture;

(b)    adding to the covenants of the Corporation herein contained for the protection or benefit of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(c)    making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(d)    evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)    giving effect to any Extraordinary Resolution passed as provided in Article 10; and

(f)    for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders provided that, in the opinion of the Trustee (relying on an opinion of Counsel), the rights of the Debentureholders are in no way prejudiced thereby. The Trustee will have the right to request a legal opinion regarding matters of United States law on the issuance of Debentures into the United States prior to or concurrently with making such amendments. Further, the Corporation and the Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

ARTICLE 14

EXECUTION AND FORMAL DATE

14.1    Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Indenture by any party hereto by facsimile transmission or PDF shall be effective as delivery of a manually executed copy of this Indenture by such party.

14.2    Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of January 26, 2024 irrespective of the actual date of execution hereof.

[Remainder of Page Intentionally Left Blank]

The parties have executed this Indenture.

MOUNT LOGAN CAPITAL INC.
By: /s/ Jason Roos
Name: Jason Roos
Title: Chief Financial Officer

ODYSSEY TRUST COMPANY
By:		/s/ Amy Douglas
	Name:	Amy Douglas
	Title:	Senior Director, Corporate Trust
By:		/s/ Rachel Wales
	Name:	Rachel Wales
	Title:	Director, Corporate Trust

SCHEDULE “A”

TO THE DEBENTURE INDENTURE BETWEEN MOUNT LOGAN CAPITAL INC. AND ODYSSEY TRUST COMPANY FORM OF DEBENTURE
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE APPLICABLE ISSUE DATE]
[INSERT IF BEING ISSUED TO U.S. PERSONS: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MOUNT LOGAN CAPITAL INC. (THE "CORPORATION"), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 THEREUNDER, IF AVAILABLE, OR (ii) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) (OR IF REQUIRED BY THE CORPORATION OR ITS TRANSFER AGENT, CLAUSE (B)) ABOVE THE HOLDER FIRST FURNISHES TO THE CORPORATION AND THE TRUSTEE AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION AND THE TRUSTEE TO SUCH EFFECT.]

[INSERT IF BEING ISSUED TO CDS: THIS DEBENTURE IS AN UNCERTIFICATED DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE AN UNCERTIFICATED DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO MOUNT LOGAN CAPITAL INC. (THE “CORPORATION”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IN RESPECT

THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THIS DEBENTURE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]

CUSIP ● ISIN ●

No. [●]    US$[●]

MOUNT LOGAN CAPITAL INC.
(A corporation existing under the laws of Ontario)

8.85% UNSECURED DEBENTURE DUE JANUARY 26, 2032

Mount Logan Capital Inc. (the “Corporation” or the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the debenture indenture (the “Indenture”) dated as of January 26, 2024 between the Corporation and Odyssey Trust Company (the “Trustee”), promises to pay to the registered holder hereof on January 26, 2032 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) the principal sum set out above in lawful money of the United States on presentation and surrender of this Initial Debenture at the main branch of the Trustee in Toronto, Ontario in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof to, but excluding, the Maturity Date at the rate of 8.85% per annum (based on a year of 365 days (or 366 days in the case of a leap year) and the actual number of days in the relevant interest period), in cash (less any tax required by law to be deducted) on the Maturity Date and, should the Corporation at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money and on the same date. For certainty, the interest payment will include interest accrued quarterly and compounded on an annual basis from, and including, January 26, 2024 to, but excluding, January 26, 2032.

This Initial Debenture is one of the 8.85% Unsecured Debentures of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of up to US$20,000,000 in lawful money of the United States. However, additional Initial Debentures may be issued pursuant to the Indenture after the date hereof. Reference is hereby expressly made to the Indenture, and in particular, Section 2.4 therein, for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of US$1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

The Initial Debentures may be redeemed at the option of the Corporation, to the extent permitted by and subject to compliance with the terms of any Senior Secured Indebtedness, at a price equal to the principal amount of the Initial Debentures being redeemed, plus a cash payment in respect of accrued and unpaid interest thereon (whether having been compounded or not) to, but excluding, the Redemption Date.

Upon the occurrence of a Compulsory Offer Event, the Corporation is required to make an offer to purchase all of the Initial Debentures at a price of US$1,000 plus a cash payment in respect of accrued and unpaid interest (if any) (whether having been compounded or not) up to, but excluding, the date the Initial Debentures are so repurchased (the “Debenture Offer”). If 90% or more of the principal amount of all Debentures outstanding on the date the Corporation provides notice of the Compulsory Offer Event to the Trustee have been tendered for purchase pursuant to the Debenture Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures on the same date and for the same consideration.

The indebtedness evidenced by this Initial Debenture, and by all other Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Secured Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Toronto and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Debenture or Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

If any of the provisions of this Initial Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF MOUNT LOGAN CAPITAL INC. has caused this Initial Debenture to be signed by its authorized representatives as of the      day of January, 2024.

MOUNT LOGAN CAPITAL INC.

By:             Name:
Title:

(FORM OF TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the 8.85% Unsecured Debentures due January 26, 2032 referred to in the Indenture within mentioned.

ODYSSEY TRUST COMPANY

By:             (Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
    , whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or US$    principal amount hereof*) of MOUNT LOGAN CAPITAL INC. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof) to be transferred.
If the proposed transfer is to, or for the account or benefit of a U.S. Person (as such term is defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Debenture is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee to such effect.

1.    The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.    The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.
If transfer is to a U.S. Person, check this box.

Signature/Stamp of Guarantor:
Authorized Officer	Signature of transferring registered holder
Name of Institution

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

Gift     Estate     Private Sale     Other (or no change in ownership)

Date of Event (Date of gift, death or sale):    Value per Debenture on the date of event:
CAD OR    USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the then current guidelines of the Corporation’s transfer agent, the debenture trustee and requirements at the time of transfer, as applicable. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

    Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

    Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

    Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the Corporation’s transfer agent, the debenture trustee, as applicable, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the current guidelines and requirements of the Corporation’s transfer agent or the debenture trustee, as applicable, at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, the Trustee is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

SCHEDULE “B”

TO THE DEBENTURE INDENTURE BETWEEN
MOUNT LOGAN CAPITAL INC. AND
ODYSSEY TRUST COMPANY FORM OF REDEMPTION NOTICE

SCHEDULE “B”
FORM OF REDEMPTION NOTICE MOUNT LOGAN CAPITAL INC.
8.85 % UNSECURED DEBENTURES REDEMPTION NOTICE

To:    Holders of 8.85% Unsecured Debentures (the “Debentures”) of Mount Logan Capital Inc. (the “Corporation”)

Note:    All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the debenture indenture (the “Indenture”) dated as of January 26, 2024 between the Corporation and Odyssey Trust Company (the “Trustee”), that the aggregate principal amount of US$[●] of the US$[●] of Debentures outstanding will be redeemed as of [●] (the “Redemption Date”), upon payment of a redemption amount of US$[●] for each US$1,000 principal amount of Debentures, being equal to the aggregate of (i) US$1,000 (the “Redemption Price”); and (ii) all accrued and unpaid interest thereon (whether having been compounded or not) to but excluding the Redemption Date.

The Redemption Price together with accrued and unpaid interest in respect of the redeemed Debentures (whether having been compounded or not) will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Odyssey Trust Company Trader’s Bank Building 702-67 Yonge Street, Toronto, Ontario
M5E 1J8

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Price plus accrued and unpaid interest thereon (whether having been compounded or not) shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the amount equal to the Redemption Price plus accrued and unpaid interest (whether having been compounded or not) so payable pursuant to the Indenture.

DATED:

MOUNT LOGAN CAPITAL INC.
By:

Name:
Title: